Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-201924) and related Prospectus of Marcus and Millichap, Inc., and

(2) Registration Statement (Form S-8 No 333-191316) pertaining to the 2013 Omnibus Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of Marcus & Millichap, Inc.;

of our report dated March 9, 2015, with respect to the consolidated financial statements of Marcus & Millichap, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California

March 9, 2015